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                                                                      EXHIBIT 23


           CONSENT OF MOORE STEPHENS FROST, INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference in this Annual Report (Form 10-K) of Bank of the Ozarks, Inc. of our Report dated January 28, 1998, included in the 1997 Annual Report to Stockholders of Bank of the Ozarks, Inc.

     We also consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-32177, 333-32175 and 333-32173) pertaining to certain employee benefit plans of Bank of the Ozarks, Inc. of our Report dated January 28, 1998, with respect to the Consolidated Financial Statements included in or incorporated by reference in this Annual Report (Form 10-K),


                                       MOORE STEPHENS FROST

                                       Certified Public Accountants

Little Rock, Arkansas
March 19, 1998


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